EXHIBIT 99.2

Two Additional Slides Presented at the J.P. Morgan Global High Yield & Leveraged Finance Conference

(Slide 1)
SWN Credit Strengths

* Reserves and Production - Low-risk U.S. Onshore Basins
* 100% of proved reserves in low-risk U.S. onshore basins with multi-year drilling program potential.
* Expanding operations within core areas and emerging plays (Fayetteville Shale, Marcellus and Haynesville).
* An industry leader in production and reserve growth - 61% and 53%, annualized growth rate respectively, for the three years ended December 31, 2009, and 2010 production projected to grow approximately 35%.

* Very Low Re-investment Risk
* Consistently high reserve replacement, 548% from 2007 to 2009, with three-year all-in finding and development cost, including revisions, of $1.34 per Mcfe.

* Excellent Leverage and Cash Flow Coverage
* Debt to proved developed reserves of $0.51 per Mcfe at December 31, 2009.
* Low F&D cost, relative to industry peers, results in lower sustaining capex.

* Best in Class Operating and Capital Efficiency
* Three-year reserve replacement efficiency (pre-tax operating cash flow per Mcfe divided by all-sources F&D cost per Mcfe) of 378% as of December 31, 2009. (1)
*One of the lowest 2009 full-cycle costs in the E&P sector at $2.14 per Mcfe; three-year average of $2.75 per Mcfe.

(1)    Reserve replacement efficiency calculated with pre-tax operating cash flow from E&P operations.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 2)
Strong Credit Profile

Key Credit Statistics:	2007	2008	2009
Debt / EBITDA	1.4x	0.5x	0.7x
Debt / PD Mcfe	$1.06	$0.55	$0.51
Debt / Book Cap	37%	23%	30%
Debt / Market Cap(1)	10%	7%	6%
Interest Expense / Mcfe	$0.15	$0.11	$0.06
EBITDA / Interest Expense	28.3x	47.1x	73.4x
PD Mcfe / Production	8.1x	6.9x	6.6x
Full Cycle Costs / Mcfe (2)	$4.06	$3.07	$2.14
Full Cycle Ratio (2)	2.3x	3.0x	3.0x
Capital Investments (millions)	$1,503	$1,796	$1,809

(1)  Projected ratio based upon market cap of $15 billion as of February 22, 2010.

(2)  Full cycle costs include E&P-related production, taxes, G&A and interest costs along with finding and development cost, including revisions.

Forward-Looking Statements

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for Southwestern Energy Company’s (the company) future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the company’s ability to transport its production to the most favorable markets or at all; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas plays; the company’s ability to fund the company’s planned capital investments; the impact of federal, state and local government regulation, including any legislation relating to hydraulic fracturing, the climate or over the counter derivatives; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services; the company’s future property acquisition or divestiture activities; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets, changes in interest rates and the ability of the company’s lenders to provide it with funds as agreed; credit risk relating to the risk of loss as a result of non-performance by the company’s counterparties and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see the reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The SEC has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “estimated ultimate recovery,” “EUR,” “probable,” “possible,” and “non-proven” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

The contents of this presentation are current as of March 1, 2010.